UNITED STATES

SECURITIESANDEXCHANGECOMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2008

BIG SKY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Ste 6, 8 Shepherd Market, Mayfair, London, UK		W1J 7JY

(Address of principal executive offices)		(Zip Code)

403.234.8885

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 7 Item 7.01. Regulation FD Disclosure.

Contained herein is certain supplemental historical information relative to subsidiary of Big Sky Energy Corporation (the “Company”), Big Sky Energy Kazakhstan Ltd. (“BSEK”), and its ongoing litigation matters involving its subsidiary KoZhaN LLP, continuing disclosures first commenced in the Form 10-KSB for the year ending December 31, 2005 and Forms 8-K filed on September 17, 2007 and September 26, 2007, bringing disclosure on these matters to current date.

Claim by Spouses of Former Partners of KoZhaN

On or about January 24, 2008, the Company received a Resolution of the Chief of the 1st Department of the General Prosecutor’s Office of Kazakhstan, senior advisor of justice Mr. Kravchenko A.N., dated January 14, 2008, wherein it was advised that the General Prosecutor’s Office had determined there were elements of criminal fraud, as defined in the Republic of Kazakhstan Criminal Code, in the actions of the former participants of KoZhaN LLP and their spouses in seeking to invalidate the 2003 Sale and Purchase Agreement dated August 11, 2003 (the “SPA”) under which BSEK acquired a 90% participatory interest in Kozhan LLP. Pursuant to certain statutory authority, the General Prosecutor’s Office decided:

1.	To open criminal case on the fact of fraud under item B part 3 of Article 177 of the RK Criminal Code, by the former participants of Kozhan LLP by virtue of applying “to the court, via their spouses, with a request to invalidate the transaction” whereby BSEK acquired 90% participatory interest in Kozhan LLP, and by “arguing that their spouses did not consent to the sale of the participatory interests.”

2.	To send this criminal case to the Committee of National Security of Kazakhstan for conduction of preliminary investigation.

3.	To notify all parties concerned that it had taken this decision.

It is management’s understanding that the investigation of the Committee of National Security for Kazakhstan is ongoing.

On February 8, 2008, the Company received the written decision of the Supervisory Collegium of the Supreme Court subsequent to its hearing held on January 30, 2008. The hearing concerned the Protest of the General Prosecutor in respect of the claim filed by Faskhutdinova R.G., Faskhutdinov R.Y.A, Faizullayeva ZH., Seidagaliev SH., Tulegenova B., Mukashev, B.R., Kachapov T., Asanova T., Baikenov U., against Big Sky Energy Kazakhstan Ltd.; Department of Justice in the City of Almaty, Notary Kanadanova, to invalidate the agreement for purchase and sale of the interests in KoZhaN LLP, the Extraordinary Meeting of the LLP and other relief, under Article 398 of the Code of Civil Procedure.

The Court dismissed the General Prosecutor’s Protest and upheld the decision of April 26, 2007, made by the Bostandyk District Court No.2 and the decision of October 30, 2007, made by the Civil Collegium of Almaty City Court. The Company and BSEK have been informed by its legal counsel in Kazakhstan that it is their belief that grounds for an appeal of the Court’s decision by the General Prosecutor’s office to the Plenum of the Supreme Court exist. The Company intends to progress this matter with the Office of the General Prosecutor.

The Company is proceeding with the International Chamber of Commerce arbitration proceedings commenced on 25 September 2007 under the terms of the SPA.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 15, 2008
BIG SKY ENERGY CORPORATION

By: __ /s/Servet Harunoglu

Name: Servet Harunoglu
Title: Chief Executive Officer